                                                                      EXHIBIT 21


                                                                            NAME UNDER WHICH
NAME                                   STATE OF INCORPORATION           SUBSIDIARY DOES BUSINESS
----                                   ----------------------           ------------------------
American Health Products Corporation           Texas                American Health Products Corporation

MBf America, Inc.                             Oklahoma              MBf America, Inc.